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                                                                     Exhibit (j)



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the incorporation by reference of our report on the financial statements of Calamos Investment Trust - Calamos Convertible Fund, Calamos Convertible Growth and Income Fund, Calamos Market Neutral Fund, Calamos Growth Fund, Calamos Global Convertible Fund, Calamos High Yield Fund, Calamos Convertible Technology Fund and Calamos Mid Cap Value Fund dated May 17, 2002 in the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information of Calamos Investment Trust filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 29 to the Registration Statement under the Securities Act of 1933 (File No. 33-19228) and in this Amendment No. 32 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-5443).




                                                     ERNST & YOUNG LLP


Chicago, Illinois
May 31, 2002